EXHIBIT 99.1

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
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  Bond Trust Deed                                                ARMS II GLOBAL FUND 1
    Schedule 8                                              BONDHOLDERS REPORT SUMMARY 2003-2004
     Reference
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                    REPORTING DATES

                    Cut-Off Date                                                                                        May 31, 2004
                    Determination Date                                                                                  June 8, 2004
                    Payment Date                                                                                       June 10, 2004
                    Start Interest Period                                                                               June 5, 2003
                    End Interest Period                                                                                 June 9, 2004
                    No of Days in Interest Period                                                                                371
                    Start Calculation Period                                                                            June 5, 2003
                    End Calculation Period                                                                              May 31, 2004
                    No of Days in Calculation Period                                                                             362


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                    SECURITIES ON ISSUE                                                      Amount                     Amount
                                                                                              (US$)                      (A$)

                    Class A Bonds
                    Initial Face Value                                                     1,000,000,000              1,525,553,013
                      Previous Principal Distribution                                                  -                          -
                      Principal Distribution for current calculation period                  222,600,000                339,588,101
                    Total Principal Distribution to date                                     222,600,000                339,588,101

                    Beginning Principal Amount                                             1,000,000,000              1,525,553,013
        (a)         Ending Principal Amount                                                  777,400,000              1,185,964,912
                    less Unreimbursed Charge-offs                                                      -                          -
                    Beginning Stated Amount                                                1,000,000,000              1,525,553,013
        (a)         Ending Stated Amount                                                     777,400,000              1,185,964,912


                    Class B Bonds
                    Initial Face Value                                                                                   50,500,000
                      Previous Principal Distribution                                                                             -
                      Principal Distribution for current calculation period                                                       -
                    Total Principal Distribution to date                                                                          -

                    Beginning Principal Amount                                                                           50,500,000
        (a)         Ending Principal Amount                                                                              50,500,000
                    less Unreimbursed Charge-offs                                                                                 -
                    Beginning Stated Amount                                                                              50,500,000
        (a)         Ending Stated Amount                                                                                 50,500,000

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
                    INTEREST RATE FOR ACCRUAL PERIOD                             Libor /            Interest            Interest
                                                                             Bank Bill Rate          Margin               Rate
                    USD
                    Class A Bonds                                                   na                0.23000              na

                    AUD
                    Class A Bonds (payable to Currency Swap Provider)               na                0.3510               na
                    Class B Bonds                                                   na                0.9000               na

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
                                  EXHIBIT 99.1
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
                    DISTRIBUTIONS PAYABLE ON PAYMENT DATE                                        $US                         $A

                    Interest Entitlement:
        (b)              Class A Bonds                                                        13,229,900                 77,516,994
        (b)              Class B Bonds                                                                                    3,111,867
                    Principal Repayment:
        (c)              Class A Bonds                                                       222,600,000                339,588,101
        (c)              Class B Bonds
                    Total:
                         Class A Bonds                                                       235,829,900                417,105,095
                         Class B Bonds                                                                 -                  3,111,867

                    Total                                                                    235,829,900                420,216,961

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                    POOL FACTORS                                                                 Last                      Current
                                                                                             Distribution               Distribution
                                                                                                 Date                       Date

        (h)         Class A Bonds                                                                 1.0000                     0.7774
                    Class B Bonds                                                                 1.0000                     1.0000

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        (d)         INCOME COLLECTIONS FOR CALCULATION PERIOD                                                            97,404,909

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                    AVAILABLE AMORTISATION AMOUNT                                                                          $AUD

        (i)         Scheduled Principal Collections                                                                      12,122,602
        (i)         Unscheduled Principal Collections                                                                   486,658,772

                    Gross Principal Collections                                                                         498,781,374

                    less
        (g)         Redraw Advances, Line of Credit Advances and
                    Permitted Further Advances                                                                          158,237,368

        (e)         Net Principal Collections                                                                           340,544,006

                    Application of Cash Reserve and Advances
                    Reserve as Available Amortisation Amount                                                               (955,905)

        (l)         Charge-offs and Unreimbursed Charge-offs                                                                      0

        (f)         Available Amortisation Amount                                                                       339,588,101


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
                                  EXHIBIT 99.1


                    PORTFOLIO INFORMATION
                    (based on Loans forming part of the Assets of the Fund as at the last day of the Calculation Period)

        (j)         Aggregate Face Value of Loans                                                                     1,231,958,301
                    Total number of Loans                                                                                     5,456
                    Average Loan Balance                                                                                 225,798.81
                    Weighted Average LVR                                                                                      72.49
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
                    Seasoning                          No of Loans          % by number               Balance        % by balance
                            0 to 6 months                    -                  0.00%                       -             0.00%
                            6 to 12 months                   -                  0.00%                       -             0.00%
                           12 to 18 months               3,103                 56.87%             710,004,026            57.63%
                           18 to 24 months               1,601                 29.34%             369,464,400            29.99%
                           24 to 36 months                 358                  6.56%              82,490,760             6.70%
                           36 to 48 months                  86                  1.58%              18,899,860             1.53%
                           48 to 60 months                 177                  3.24%              31,874,128             2.59%
                              >60 months                   131                  2.40%              19,225,128             1.56%
                                                         5,456                100.00%           1,231,958,301           100.00%

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

        (k)         AGGREGATE LOSS AMOUNT                                                                                       NIL

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        (m)         DELINQUENCY AND LOSSES

                    Delinquency                                                               AUD Amount                       % of
                                                                                               of Loans                        Pool

                    31 - 60 days                                                               5,051,029                       0.41%
                    61 - 90 days                                                               5,297,421                       0.43%
                    90+ days                                                                   4,681,442                       0.38%

                    Losses                                                                                                      AUD

                    Mortgage Insurance claims made                                                                                0

                    Mortgage Insurance claims paid                                                                                0

                    Mortgage Insurance claims pending                                                                           Nil

                    Mortgage Insurance claims denied                                                                            Nil

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